EXHIBIT 99.1


                        STOCK PURCHASE AGREEMENT



     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into this 24th day of January 1999 by and among SMTEK INTERNATIONAL, INC., a Delaware corporation, ("Buyer") and the shareholders of Technetics, Inc., a California corporation, ("Technetics") whose names appear on the signature page hereto (each referred to herein as a "Seller" and collectively called "Sellers"):

     WHEREAS, Sellers collectively own more than 98% of the issued and outstanding shares of capital stock of Technetics; and

     WHEREAS, Buyer wishes to acquire such issued and outstanding shares of the capital stock of Technetics (the "Shares"), together with all of the voting rights pertaining thereto, and Sellers desire to sell same to Buyer (such transaction referred to as the "Acquisition"), subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants set forth herein, the parties hereto agree as follows:

                               ARTICLE I

                     PURCHASE AND SALE OF THE SHARES

     1.1 Purchase of the Shares from the Sellers. On the terms and subject to the conditions set forth herein, at the Closing (as that term is defined in Section 1.3 hereof), the Sellers shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Sellers, all of the Shares of Technetics owned by the Sellers. At the Closing, the Buyer shall deliver to the Sellers the Cash Purchase Consideration (as that term is defined in Section 1.2 hereof) and shall deliver to Sellers' agent, Carol Jergenson, the Secured Notes (as that term is defined in Section 1.2 hereof), to be held in escrow pending possible adjustment pursuant to
Section 1.4 hereof, and the Sellers shall deliver to the Buyer certificates evidencing the Shares owned by the Sellers duly endorsed for transfer or accompanied by stock powers endorsed in blank.

     1.2 Purchase Price. The purchase price to be paid by the Buyer for the Shares, together with all other shares of Technetics outstanding, shall consist of cash of $275,000, subject to adjustment as described below (the "Cash Purchase Consideration"), and $150,000 aggregate principal amount of secured promissory notes in the form attached hereto as Exhibit 1.2 (the "Secured Notes" and, collectively with the Cash Purchase Consideration, the "Purchase Consideration"), subject to adjustment pursuant to Section 1.4 hereof. The Stock Pledge Agreement in the form of Exhibit 1.2A shall secure the Secured Notes and the Adjusted Secured Notes (as that term is defined in Section 1.4(e) hereof). The Secured Notes and the Adjusted Secured Notes shall provide for payments which will amortize the principal and interest in twelve equal quarterly payments beginning on that date which is nine months after the Closing Date and ending on that date which is three and one-half years after the Closing Date. The Cash Purchase Consideration of $275,000 will be reduced by $2.78 per share for each share owned by non-party shareholders which Sellers are unable to deliver to Buyers at Closing pursuant to Section 7.1.

     1.3 Closing. The closing of the Acquisition ("the Closing") shall take place at the offices of Sellers' counsel, Marshall Lewis, Esq., of the firm of Lewis, Hoxie & Spear, A.P.L.C., 4330 La Jolla Village Drive, #330, San Diego, California 92122, or at such alternate location as may be mutually agreed upon by the parties, at 10:00 a.m. Pacific time on January 27, 1999, or as soon as practicable thereafter on any date mutually agreed upon by the parties (the "Closing Date").

     1.4  Post-Closing Adjustment of Secured Notes.

     (a) Within 30 days after the Closing Date, or as soon as practicable thereafter, the Sellers and Buyer shall cause Technetics' December 31, 1998 balance sheet (the "Year-End Balance Sheet") to be prepared and audited at the expense of Technetics by an independent public accounting firm selected by the Sellers and approved by the Buyer, approval not to be unreasonably withheld (hereinafter referred to as "Technetics' Independent Accountants)". Also within 30 days of the Closing Date, Sellers and Buyer will cause Technetics' balance sheet as of the Closing Date (the "Closing Balance Sheet") to be prepared by Technetics' controller. The Closing Balance Sheet will be subject to the reasonable review of Sellers and Buyer as each may deem necessary, with the cost of any review to be borne by the reviewing party. Following completion of the audit of the Year-End Balance Sheet and the preparation and review of the Closing Balance Sheet, the aggregate principal amount of the Secured Notes will be increased or decreased, as the case may be, by the following amounts:

          (i) decreased by the amount that Technetics' total shareholders' equity in the Closing Balance Sheet is less than $150,000 or increased by the amount that Technetics' total shareholders' equity in the Closing Balance Sheet is greater than $150,000; and

          (ii) decreased by the amount of any inventory with ascribed value in the Closing Balance Sheet, whether in the form of raw materials, work in process or finished goods, which is not covered by firm, binding purchase orders from customers as of the Closing Date, net of any income tax benefit recordable in the income statement of Technetics under generally accepted accounting principles as a direct result of writing off or reserving for such inventory, except that this adjustment shall not apply to certain inventory parts with a cost basis of approximately $57,000 which will be reserved 50% in the Closing Balance Sheet and finished goods inventory not in excess of $40,000.

     (b) Six months after the Closing Date, the aggregate principal amount of the Secured Notes will be decreased by an amount, if any, equal to the dollar amount of all accounts receivable outstanding as of the Closing Date which, after taking reasonable and prudent steps to collect, remain uncollected six months after the Closing Date, to the extent such uncollected accounts receivable exceed the allowance for bad debts balance as reflected in the Year-End Balance Sheet. Upon such adjustment, Technetics shall assign such uncollected accounts to Sellers, who shall be given full power to collect the same as part of the assignment. Buyer shall cause Technetics to provide full cooperation in such collection efforts.

     (c) At or prior to Closing, the Sellers will cause Technetics to deliver to Buyer a costed list of excess inventory parts procured for Lambda Electronics, Inc. ("Lambda"), a customer, which have been physically segregated by Technetics and for which a full reserve was established as of December 31, 1998 or as of the Closing Date (the "Lambda Parts" and collectively, the "Lambda Parts Pool"). Buyer shall cause Technetics to establish controls and procedures to help ensure that Technetics does not purchase new parts from suppliers in any instance where the same parts or comparable parts are being held by Technetics in the Lambda Parts Pool. For a period of three years from the Closing Date, to the extent that Technetics uses or sells any of the Lambda Parts, purchases new parts when the same or comparable parts were being held in the Lambda Parts Pool, or receives reimbursements from suppliers for the cost of any defective parts held in the Lambda Parts Pool, then the aggregate principal amount of the Secured Notes will be increased by the lesser of: (i) the actual selling price of such Lambda Parts in the ordinary course of business; (ii) the reimbursement amount from suppliers for the cost of defective Lambda Parts; or (iii) the carrying amount of such Lambda Parts prior to establishing the reserve, in any case net of the applicable income tax benefit pertaining to the Lambda Parts which was recorded or recordable in the income statement of Technetics under generally accepted accounting principles at the time the reserve on the Lambda Parts was established. Such adjustments to the Secured Notes, if any, will be made on a semiannual basis during the three year period which begins on the Closing Date, except that at the Buyer's option any adjustment amount may be paid in cash to the Sellers at such semiannual date in lieu of increasing the principal amount on the Secured Notes. Buyer will cause Technetics to use reasonable efforts during the three years subsequent to the Closing Date to resolve existing disputes with Lambda in order to realize appropriate monetary recovery for Lambda Parts on behalf of Sellers. Sellers shall have reasonable rights subsequent to Closing to examine and inspect Technetics' books, journals, records and documents to obtain satisfaction with the adjustment amounts. At the end of the three-year period, Buyer shall cause Technetics to provide a list of Lambda Parts then on hand to the Sellers or Sellers' designated agent, whereupon Sellers or Sellers agent, as the case may be, will have the option, exercisable for 30 days, to take possession and ownership of the Lambda Parts without further consideration. If this option is elected, the cost of transporting the Lambda Parts from Technetics' facility will be borne by Sellers.

     (d) The adjustments to the aggregate principal amount of the Secured Notes pursuant to 1.4(a), (b) and (c) will be made on a pro rata basis to all of the individual Secured Notes.

     (e) The Secured Notes as so adjusted are referred to as the "Adjusted Secured Notes". Upon adjustment of the Secured Notes pursuant to this Section 1.4, the Adjusted Secured Notes will be issued to the Sellers, and the Secured Notes will be returned by Sellers' agent to the Buyer for cancellation.


                               ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to and for the benefit of the Sellers as follows:

     2.1 Organization and Corporate Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. This Agreement and all other agreements herein contemplated to be executed by the Buyer in connection herewith have been duly executed and delivered by the Buyer, have been effectively authorized by all necessary action, corporate or otherwise, and constitute legal, valid and binding obligations of the Buyer.

     2.2 Agreement Not in Breach of Other Instruments. Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby nor compliance by the Buyer with any of the provisions hereof, will conflict with or result in a breach or violation of, or default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of (i) any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Buyer is a party or by which the Buyer or any of its assets or properties are bound, (ii) the Buyer's charter documents or bylaws, or (iii) any judgment, order, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     2.3 No Brokerage Fees. No person or entity is entitled to any brokerage commission, finder's fee or like payment from the Buyer in connection with the Acquisition.

     2.4 Investment Representation. The Buyer is acquiring the Shares from the Sellers for its own account, for investment purposes only, and not with a view to the distribution thereof.

     2.5 Consents and Approvals. No authorization, consent or approval of any governmental body, authority or any third party is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.


                               ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF
                     THE SELLERS REGARDING THE SHARES

     Except as set forth in the Disclosure Schedule attached hereto, which sets forth exceptions to the Sellers' representations and warranties, the Sellers represent and warrant to and for the benefit of the Buyer as follows:

     3.1 Title to the Shares. The Sellers are the owners, beneficially and of record, of and have good title to a total of 198,200 shares of the common stock of Technetics, which are to be transferred and conveyed to the Buyer pursuant hereto, free and clear of any and all covenants, conditions, restrictions, security agreements, encumbrances, judgments, liens, options and adverse claims or rights whatsoever.

     3.2 Treasury Stock. In addition to the 202,228.334 outstanding shares of common stock, there are 61,549 shares of treasury common stock registered in the name of Technetics that are pledged as security for notes payable to two former shareholders of Technetics under stock repurchase agreements (the "Collateral Treasury Shares"). For the purposes of this Agreement, the parties agree that the 61,549 shares of Technetics registered in the name of Technetics and constituting collateral to secure payment for their redemption to Thomas J. Owen and Jennie Lea Elliott are not deemed to be outstanding, but remain issued. The stock certificates evidencing the Collateral Treasury Shares are in the physical custody of such former shareholders.

     3.3 Authority. The Sellers have the full right, power and authority to enter into this Agreement and to transfer, convey and sell to Buyer at the Closing the Shares to be sold to the Buyer by the Sellers hereunder.

     3.4 No Legal Bar. None of the Sellers are a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent, prohibit, condition or limit the execution or delivery of this Agreement by the Sellers to the Buyer or the transfer, conveyance and sale of the Shares to be sold by the Sellers to the Buyer pursuant hereto.


                                ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF
                    THE SELLERS REGARDING TECHNETICS

     Except as set forth in the Disclosure Schedule attached hereto, which sets forth exceptions to the Sellers' representations and warranties, the Sellers' represent and warrant to and for the benefit of the Buyer as follows:

     4.1 Organization, Good Standing and Compliance with Law. Technetics is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Technetics is duly qualified and entitled to carry on its business in each other jurisdiction where the failure to so qualify would have a material adverse effect on Technetics. Technetics has complied in all material respects with all laws, regulations, rules, ordinances and orders applicable to it or any of its properties, assets, operations or business, of each federal, state, county or municipal government or governmental department, agency, commission, board, bureau or instrumentality, domestic or foreign, or any other regulatory body.

     4.2 Capitalization. The authorized capital of Technetics consists of 1,000,000 shares of common stock, no par value, of which 202,228.334 shares are issued and outstanding. All of the issued and outstanding shares are validly issued, fully paid and nonassessable, and such shares have been issued in compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Technetics to issue or to transfer from treasury any additional shares of its capital stock of any class, with the exception of the 61,549 Collateral Treasury Shares which are pledged as security under notes payable to two former shareholders of Technetics.

     4.3 No Subsidiaries. Technetics does not own, either directly or indirectly, any interest or investment (whether debt or equity) in any corporation, partnership, joint venture, trust or other entity.

     4.4 Financial Statements and Information. The following financial statements have heretofore been furnished to the Buyer:

          (a) the unaudited balance sheet of Technetics as of December 31, 1996, and the related unaudited statements of operations and cash flows for the year then ended;

          (b) the audited balance sheet of Technetics as of December 31, 1997, and the related audited statements of operations and cash flows for the year then ended.

          (c) the unaudited balance sheet of Technetics as of November 30, 1998, and the related unaudited statement of operations for the eleven months then ended;

     The financial statements of Technetics described in Sections 4.4(a), (b) and (c) above, and Technetics' unaudited December 1998 financial statements to be delivered to the Buyer pursuant to Section
6.2 of this Agreement, are collectively referred to hereinafter as the "Pre-Closing Financial Statements".

     The Pre-Closing Financial Statements are in agreement with the books and records of Technetics and, except for the fact that the unaudited financial statements referred to above were not accompanied by footnote disclosures, have, to the Sellers' best knowledge, been prepared in accordance with generally accepted accounting principles consistently applied. All of Technetics' liabilities and other obligations which existed at the respective balance sheet dates for the balance sheets included in the Pre-Closing Financial Statements are included in such balance sheets and are not understated, except as Sellers have disclosed to Buyer or as corrected in subsequent balance sheets.

     4.5 Taxes. The Sellers or Technetics, as the case may be, have filed all federal, state and local income and other tax returns, reports and declarations, including customs declarations, which are required by applicable law to be filed by the Sellers or Technetics, as the case may be, and the Sellers or Technetics, as the case may be, have paid, or provision for payment has been made for, all federal, state, local and foreign income and other taxes including payroll taxes, which have become due for the periods covered by such returns, reports and declarations, except such taxes, if any, that are adequately reserved for in Technetics' financial statements or such taxes the failure of which to pay would not have a material adverse effect on the financial condition or operations of Technetics taken as a whole. Technetics has withheld amounts from its employees to the extent required by law, and with respect to such employees, has filed all payroll tax returns with respect to employee income tax withholding and social security, Medicare and unemployment taxes in compliance with the tax withholding provisions of the Code and other applicable federal, state or local laws. The Sellers, jointly and severally, shall indemnify and hold the Buyer harmless for any federal, state and local income tax liabilities and payroll liabilities incurred by Technetics prior December 31, 1998 which are not appropriately reflected on the Year-End Balance Sheet as audited, or incurred by Technetics after December 31, 1998 and prior to the Closing Date which are not appropriately reflected on the Closing Balance Sheet.

     4.6 Title to Assets. To the Sellers' best knowledge, Technetics has good and marketable title to all of its assets free and clear of all mortgages, liens, pledges, charges, encumbrances or security interests.

     4.7 Adequacy of Assets. The assets of Technetics and the facilities, assets and services to which Technetics has a contractual right of use include all rights, properties, assets, facilities and services necessary for the carrying on of the Business in the manner in which it is currently being, and has over the immediately preceding twelve (12) months been, carried on, Technetics does not depend in any material respect upon the use of assets owned by, or facilities or services provided by, Seller or any Affiliate of Seller.

     4.8 Inventories. The inventories of raw materials, work in progress and finished goods (collectively, the "Inventories") to be shown in the Year-End Balance Sheet and the Closing Balance Sheet will consist of items that are usable and salable in the ordinary course of business by Technetics, and will not include any obsolete, discontinued or surplus items, except to the extent of the reserves therefor reflected in the Year-End Balance Sheet and the Closing Balance Sheet. No items of Inventories are subject to security interests, except for liens arising by operation of law which do not have a materially adverse effect on Technetics. Inventories are valued at the lower of cost or market, with cost determined on a moving average basis. The Sellers shall provide the Buyer a complete list of consignment inventory and a complete list of all items available to Technetics contained in any bonded warehouse as of the Closing Date as soon as available.

     4.9 Accounts Receivable. The Sellers shall provide the Buyer a complete and accurate aged list of the accounts receivable of Technetics as of the Closing Date as soon as available. Such accounts receivable arose from sales in the ordinary course of business.

     4.10 Real Property and Leaseholds. Technetics does not own any real property. The Sellers have furnished or made available to the Buyer copies of all real property leases to which Technetics is a party.

     4.11 Intangible Personal Property. The Disclosure Schedule hereto sets forth a list of any and all interests in any United States or foreign patent, patent application, invention disclosure, trademark, trademark registration, trade name, copyright registration or application and any design drawings, Underwriters Laboratories (UL) approvals, and UL applications for any of the foregoing owned or held by Technetics. To the Sellers' best knowledge, Technetics' ownership or right to use any of the foregoing does not infringe upon the rights of any third party. Also, to the Sellers' best knowledge, Technetics' ownership or right to use any of the foregoing has not been challenged by any third party.

     4.12 Progress Payments. Technetics has received no progress payments or prepayments from customers for work or products not heretofore completed and delivered, other than those progress payments reflected as liabilities on the Year-end Balance Sheet.

     4.13 Liabilities. As of the date hereof and as of the Closing, Technetics has not had and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of Technetics or the conduct of Technetics prior to the date hereof or the Closing regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the most recent balance sheet included in the Pre Closing Financial Statements or in the notes thereto, (ii) reflected in the Disclosure Schedule, or
(iii) incurred after the date hereof in the ordinary course of business
of Technetics consistent with the terms of this Agreement.   The
Disclosure Schedule contains a complete list of all liabilities of Technetics which would be required in accordance with generally accepted accounting principles to be reflected on the Technetics December 31, 1998 balance sheet and a list of each account payable of Technetics as of December 31, 1998.

     4.14 Warranties; Product Liability. There are no (a) liabilities of Technetics, fixed or contingent, asserted and arising out of or based upon incidents occurring on or before the Closing Date with respect to any products liability or any similar claim that relates to any product sold by Technetics to others on or before the Closing Date or (b) liabilities of Technetics, fixed or contingent asserted and arising out of or based upon incidents occurring on or before the Closing Date with respect to any claim for the breach of any express or implied product warranty, or any similar claim that relates to any product sold by Technetics on or before the Closing Date, and neither Technetics or Sellers have any knowledge of any product defects which could give rise to any such liabilities or claims.

     4.15 Employment Agreements and Related Matters. Technetics is not a party to any employment agreements, consulting agreements, collective bargaining agreements, and pension, bonus, profit sharing, stock option, or other similar agreements except those listed on the Disclosure Schedule. Technetics is not liable for any amounts in respect of debts, wages, salaries or fees, accrued vacation, personal time off, or other normally accrued benefits (other than for the current pay period) due and owing to any of the officers, directors or employees of Technetics that are not reflected in the Pre-Closing Financial Statements. Technetics has no information indicating that any employee employed by Technetics at the Closing Date intends to terminate his or her employment relationship with Technetics within 60 days of the Closing Date. There do not exist any pending workers' compensation claims against Technetics that are not adequately provided for by insurance, or any pending employee claims alleging that the workplace of Technetics is unsafe or alleging that Technetics has engaged in unfair labor practices, employment discrimination or wrongful discharge.

     4.16  Employee Benefit Plans.

     (a) Technetics has set forth on the Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, fringe benefits, incentive, deferred compensation, supplemental retirement, post-retirement health or welfare plan severance and other employee benefit plans and arrangements, written or otherwise, maintained by Technetics or any trade or business (whether or not incorporated) which is a member or which is under common control with Technetics (an "ERISA Affiliate") within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), for the benefit of, or relating to, any current or former employee of Technetics or an ERISA Affiliate (together, the "Technetics Group") or with respect to which Technetics or an ERISA Affiliate may have liability (together, the "Benefit Plans").

     (b) With respect to each Benefit Plan, Technetics has made available to the Buyer a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) such Benefit Plan (or in the case of an unwritten Benefit Plan, a written summary thereof), (iii) each trust agreement and group annuity contract, if any, relating to such Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA.

     (c) Each of the Benefit Plans and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all respects in compliance with all applicable laws and in compliance with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. No Benefit Plan is or is proposed to be under audit or investigation, and no completed audit of any Benefit Plan has resulted in the imposition of any tax, fine or penalty.

     (d) No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Benefit Plan exists or has occurred that could subject any member of the Technetics Group to any liability or tax under Part 5 of Title I of ERISA or
Section 4975 of the Code. Neither Technetics, nor any administrator or fiduciary of any Benefit Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that will subject Technetics to any liability for a breach of fiduciary or other duty under ERISA or any other applicable law. With the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any Benefit Plan that is a welfare benefit plan as described in ERISA Section 3(1).

     (e) The Disclosure Schedule discloses each Benefit Plan that purports to be a qualified plan under Section 401(a) of the Code and exempt from United States federal income tax under Section 501(a) of the Code (a "Qualified Plan"). With respect to each Qualified Plan, a determination letter (or opinion or notification letter, if applicable) has been received from the IRS that such plan is qualified under Section 401(a) of the Code and exempt from United States federal income tax under Section 501(a) of the Code. No Qualified Plan has been amended since the date of the most recent such letter applicable to such Qualified Plan. Neither Technetics, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has taken any action that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

     (f) No Benefit Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA (a "Defined Benefit Plan"). No Defined
Benefit Plan sponsored or maintained by Technetics has been terminated or partially terminated.

     (g)  No Benefit Plan is a multiemployer plan within the meaning of
Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). Technetics has not withdrawn from any Multiemployer Plan or incurred any withdrawal liability to or under any Multiemployer Plan. No Benefit Plan covers any employees of any member of Technetics in any other country or territory.

     (h) With respect to the Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Sellers, there exists no condition or set of circumstances in connection with which Technetics could be subject to any liability, that is reasonably likely to have a material adverse effect on Technetics, under ERISA, the Code or any other applicable law.

     (i) With respect to the Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, in the audited financial statements of Technetics.

     4.17 Insurance. All of the insurable properties of Technetics are insured against such risks as has been determined appropriate in the reasonable and good faith judgment of Technetics under policies which are not void or voidable and which the Sellers and Technetics have no reason to believe are unenforceable in accordance with their terms. The Disclosure Schedule hereto sets forth a list of all policies of insurance benefiting or maintained by Technetics with respect to its properties, assets, operations, business, employees or otherwise. True and correct copies of each such policy have been delivered or made available to the Buyer.

     4.18 Permits. The Disclosure Schedule lists all licenses, permits, authorizations and approvals (the "Permits") required from federal, state or local authorities or other parties in order for Technetics to conduct its business. Technetics has obtained all such Permits, which are valid and in full force and effect, and is operating in compliance therewith. Such Permits include, but are not limited to, those required under federal, state, provincial, territorial or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning.


     4.19  Related Transactions.

      (a) Except as set forth in the Disclosure Schedule or in Technetics' audited financial statements for 1997, Technetics has no contractual relationship with, or any obligation or liability owed to or by, any Seller. All such contractual relationships are on terms that are no less favorable to Technetics than would be the case with a non-affiliated party.

     (b) Except as set forth in Disclosure Schedule or in Technetics' audited financial statements for 1997, all of the transactions of Technetics during the past two (2) years have been conducted on an arms-length basis. To the best knowledge of the Sellers, no employee of Technetics has violated the published business policies of any governmental agency or customer or supplier with respect to gifts, services or corporate business practices. To the best knowledge of Sellers, Technetics has not made any material payments outside the ordinary course of business to any person or entity in respect of any business with any customer or supplier of Technetics.

     (c) Except for the ownership of non-controlling interests in securities of corporations the shares of which are publicly traded or as otherwise set forth in the Disclosure Schedule, neither Sellers nor Technetics own, and to the best knowledge of Sellers, none of Technetics's officers, directors or other key employees (including purchasing agents and departmental managers) owns, directly or indirectly, any interest or has any investment or profit participation in any person which (i) is a material competitor, customer, subcontractor or supplier of Technetics or (ii) has an existing material relationship with, or a material interest in Technetics, including but not limited to lessors of real or personal property and persons against which rights or options are exercisable by Technetics .


     4.20  Environmental Matters.

     (a) Except as set forth in Schedule 4.20, (i) Technetics has never generated, handled, transported, used, stored, treated, disposed of, or managed any Hazardous Substance (as defined in subsection (e) below);
(ii) no Hazardous Substance has ever been or is threatened to be spilled, emitted, deposited, released, discharged or disposed of, nor has Technetics permitted any Hazardous Substance to be spilled, emitted, deposited, released, discharged or disposed of, at any site presently or formerly owned, operated, leased, or used by Technetics, or, to the knowledge of Sellers, is located in the soil or groundwater at any such site; (iii) no Hazardous Substance has ever been transported from any site presently or formerly owned, operated, leased, or used by Technetics for treatment, storage, or disposal at any other place; (iv) Technetics does not presently own, operate, lease, or use nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by Technetics in connection with the presence of any Hazardous Substance.

     (b) (i) Technetics has not incurred any liability under, nor has it ever violated, any Environmental Law or Environmental Permit (as defined in subsection (e) below); (ii) Technetics, any property owned, operated, leased, or used by it, and any facilities and operations thereon, have all required Environmental Permits and are presently in compliance therewith and with all applicable Environmental Laws and Technetics has not received any notice of non-compliance with any Environmental Laws or Environmental Permits and there are no proceedings in progress, pending or threatened which may result in the cancellation, revocation, suspension, rescission or amendment of any Environmental Permit; (iii) Technetics has not ever entered into or been subject to any judgment, consent decree, conviction, sentence, fine, compliance, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law except for routine health and safety inspections and none of such inspections have resulted in any adverse findings or any liability to Technetics; and (iv) Technetics has no reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

     (c) Technetics has not received any written or, to the knowledge of Sellers, verbal notice that any site owned, operated, leased, or used by Technetics contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, any urea formaldehyde foam insulation or any other Hazardous Substance.

     (d) Technetics has provided to Purchaser copies of all documents, records, and information available to Technetics concerning any environmental or health and safety matter relevant to Technetics, whether or not generated by Technetics, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Substances, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

     (e) For purposes of this Section 4.20, (i) "Hazardous Substance" shall mean and include any hazardous waste, hazardous material, hazardous substance, residual hazardous material, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which is explosive, gaseous, flammable, poisonous, radioactive, corrosive, oxidizing or leachable or which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Environmental Law" shall mean any federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits or any governmental authorities relating to environmental, health or safety matters, and applicable to the business or operations of Technetics including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and applicable regulations promulgated thereunder, the Clean Air Act, as amended, and applicable regulations promulgated thereunder, the Federal Water Pollution Control Act of 1972, as amended, and applicable regulations promulgated thereunder, the Hazardous Materials Transportation Act, as amended, and applicable regulations promulgated thereunder, and the Hazardous Materials Transportation Uniform Safety Act of 1990, as amended, and applicable regulations promulgated thereunder; (iii) "Environmental Permit" shall mean all permits, certificates, approvals, consents, authorizations, attestations, registrations and licenses issued by any governmental or regulatory authority pursuant to any Environmental Laws in connection with Technetics's operations, facilities, property, processes, undertakings or business; and (v) "Technetics" shall mean and include Technetics, each of its subsidiaries and all other entities for whose conduct Technetics is or may be held responsible under any Environmental Law.

     4.21 Year 2000 Compliance. Technetics will have no liability with respect to periods after the Closing Date related to any error, omission, gap or malfunction in computer programming, data processing or operations arising from or relating to the inability or failure of electronic data processing equipment, microprocessors, computer hardware, computer software, microcontrollers, media, data, microchips embedded in computer or non-computer equipment or any other computerized or electronic equipment or components to recognize, interpret, process or differentiate between years in different centuries; or any other data processing problems associated with the inability at any time accurately to process data involving dates on or after January 1, 2000.


     4.22  Contracts.

     (a) Technetics is not a party to, nor is its property bound by, any distributor's or manufacturer's representative or agency agreement, any output or requirements agreement, any obligation to pay royalties, any indenture, mortgage, deed of trust, lease, service or maintenance agreement, or any other agreement calling for consideration of more than $5,000, except the agreements listed on Schedule 4.22 hereto, copies of which have been furnished or made available to the Buyer.

     (b) Technetics is not in default under, nor has it breached any provision of, any contract, agreement, instrument, document, lease, license, permit, indenture, insurance policy or other obligation of Technetics relating to the business, and there is no material oral modification or past practice inconsistent with the written terms of any of the foregoing. All of such contracts, agreements, instruments, documents, leases, licenses, permits, indentures, policies and other obligations are currently in full force and effect. To the knowledge of the Sellers, the other parties to such contracts, agreements, instruments, documents, leases, licenses, permits, indentures, policies and other obligations have complied with their obligations thereunder and are not in breach thereof. Technetics fully has performed each such term, condition and covenant of each such contract, agreement, instrument, document, lease, license, permit, indenture, policy or other obligation required to be performed on or prior to the date hereof. Sellers know of no state of facts which, with the giving of notice or the passing of time, or both, would give rise to any default in or under any of the above.

     4.23  Burdensome Agreements and Unusual Matters.

     (a) Technetics is not a party to any contract, agreement, other commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Sellers can now foresee), materially and adversely affect, the business, operations, properties, assets or condition of Technetics.

     (b) There is no fact known to Sellers that has specific application to Technetics (other than general economic or industry conditions) and that materially adversely affects or, as far as Sellers can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Technetics that has not been set forth in this Agreement or the Disclosure Schedule.

     4.24 Lack of Disputes. There is currently no material and adverse dispute, pending or, to the knowledge of Sellers, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, subtenant or licensee of Technetics or any pending or, to the knowledge of Sellers, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any material reduction in the amount, or any change in the terms or conditions, of Technetics's business or dealings with any substantial customer, supplier or source of financing.

     4.25 Litigation. There is no suit, action, investigation or proceeding pending or, to the best knowledge of the Sellers, threatened, against Technetics or its business which would have a material adverse effect on the financial condition or operations of Technetics taken as a whole.

     4.26 Broker's Fees. Finder's and Broker's fees, if applicable, will be the financial responsibility of the Sellers. Technetics has not and will not incur any liability for, nor will it pay, any brokerage fees, commissions or finder's fee in connection with the Acquisition.

     4.27 Agreement Not in Breach of Other Instruments. Neither the execution and delivery of this Agreement by the Sellers, nor the consummation by the Sellers of the transactions contemplated hereby nor compliance by the Sellers with any of the provisions hereof, will conflict with or result in a breach or violation of, or default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of (i) any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Technetics is a party or by which Technetics or any of its assets or properties are bound, (ii) Technetics' charter documents or bylaws, or (iii) any judgment, order, injunction, decree, statute, rule or regulation applicable to Technetics or any of its properties or assets.

     4.28 Consents and Approvals. No authorization, consent or approval of any governmental body, authority or any third party is necessary for Technetics or the Seller to transfer the Shares and to consummate the Acquisition.

     4.29 Lambda Inventory. The costed list of excess inventory parts for Lambda referred to in Section 1.4(c) hereof will have a total cost amount between $225,000 and $235,000.


                                 ARTICLE V

                          COVENANTS OF THE BUYER

     5.1 Removal of Personal Guarantees. Buyer will use its best efforts to eliminate all personal guarantees on any of Technetics' debt or credit facilities by either substituting the guaranty of the Buyer on such indebtedness or credit facilities, or by refinancing such indebtedness or credit facilities as soon as practicable following the Closing Date. Buyer will also enter into a separate agreement with the guarantors on or before the Closing Date to defend and indemnify such individuals from any and all claims asserted by a creditor of Technetics against the guarantors pursuant to any such personal guarantees which cannot be eliminated through the best efforts of Buyer.

     5.2 Release of Guaranty. Buyer will obtain, or cause Technetics to obtain, a release of the guaranty on Technetics' SBA loan from Rancho Sante Fe National Bank (the "SBA Loan") no later than the date that Technetics ceases to lease the building at 481 Cypress Lane, El Cajon, California (the "Building") or the third anniversary of the Closing Date, whichever occurs first. If the guaranty is not released by the earlier of the date that Technetics ceases to lease the Building or the third anniversary of the Closing Date, then Buyer will, or cause Technetics to, pay a penalty to the owner of the Building. This penalty will be equal to 3% per annum of the then outstanding balance of the SBA Loan, and will be payable on a monthly basis continuing until such time as the guaranty is released as collateral on the SBA Loan.

     5.3  Nondisclosure of Confidential Information..

     (a) Buyer acknowledges that the financial and other business records of Technetics are entitled to protection as confidential and proprietary documents of a non-public company, and that Technetics' customer and supplier identities and the terms of contracts with customers and suppliers are trade secrets. Buyer agrees that its officers, directors, employees and agents, including legal counsel and accountants, will maintain such confidences and secrets; that it will respect such obligations whether or not the transaction reaches a closing and, in the event it does not close, all papers and documents, including any copies made by Buyer and such persons shall be promptly returned to Sellers or to the Sellers' designated representative.

     (b) If the Acquisition contemplated by this Agreement is consummated, the Buyer shall no longer be bound by any of the provisions of this Section 5.3 as they relate to Technetics.

     5.4 Election of Directors and Appointment of Officers. Effective upon Closing, Buyer will appoint three new directors to Technetics' Board of Directors, whereupon the Board will appoint Technetics officers, to consist of Michael E. Perry, President, and Richard K. Vitelle, Secretary, Treasurer and Chief Financial Officer.


                               ARTICLE VI

                        COVENANTS OF THE SELLERS

     6.1 The Buyer's Access. Between the date hereof and the Closing Date, the Sellers shall cause Technetics to allow Buyer and its counsel, accountants and other representatives reasonable access during normal business hours to any and all premises, properties, books, accounts, records, contracts and documents of or relating to Technetics. Sellers shall cause Technetics to furnish or cause to be furnished to the Buyer and its representative all data and information concerning the business, finances and properties of Technetics that may reasonably be requested.

     6.2 Delivery of Pre-Closing Financial Statements. Prior to the Closing Date, Technetics shall have delivered to the Buyer an unaudited balance sheet as of December 31, 1998 and an unaudited statement of operations for the year then ended, which statements are subject to all of the Sellers' representations and warranties pertaining to the Pre-Closing Financial Statements contained in Article IV of this Agreement.

     6.3 Conduct of Business Pending the Closing. Between the date hereof and the Closing Date, the Sellers will cause Technetics to use its best efforts to preserve and keep Technetics' business organization intact, to operate Technetics in the ordinary course of business, to keep available to Technetics the services of the present employees of Technetics; to preserve for Technetics the goodwill of the suppliers, customers and others having business relations with Technetics, to continue to meet its contractual obligations incurred in the ordinary course of business, and to maintain Technetics' books and records in accordance with generally accepted accounting principles applied on a basis consistent with past practice and in the usual, regular and ordinary manner and promptly advise the Buyer in writing of any material adverse change in the financial condition or operations of Technetics. Prior to Closing, Technetics shall not, without the prior written consent of Buyer:

     (a)  issue any additional shares of stock or other securities;

     (b) make any distributions to its shareholders, as shareholders, of any assets by way of dividends, purchase of shares or otherwise;

     (c) sell, lease, mortgage, pledge or subject to lien or encumbrance, any of its properties or assets, tangible or intangible, except in each case in the ordinary and usual course of business;

     (d) incur or assume any indebtedness for money borrowed or make capital expenditures or commitment for capital expenditures in excess of $3,000;

     (e) adopt, enter into or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan;

     (f) increase the rate of compensation of its employees except in the ordinary course of business in accordance with past practice of Technetics;

     (g)  pay any employee bonuses; or

     (h) enter into any material contracts or undertake any material obligations.

     6.4 Amendment of Facility Lease. On or before the Closing Date, Sellers will cause Technetics' existing facility lease dated January 28, 1985, as amended January 23, 1995 for the property located at 481
Cypress Lane, El Cajon, California to be amended to:

     (a) provide Technetics with the option, during the remainder of the lease term, to terminate the lease at the end of each year upon: (i) ninety (90) days written notice to lessor of intent to terminate the lease; and (ii) payment equal to one month's rent as an early termination fee; and

     (b) incorporate default provisions which are reasonable and customary for industrial property leases in the local region.

     6.5  No Negotiations.

     (a) During the period from December 17, 1998 to January 31, 1999 or the Closing Date or the date of termination of this Agreement, whichever is earlier, and in consideration of the covenants of Buyer and for other valuable consideration hereunder, Sellers shall not, nor permit Technetics to: (i) solicit offers from, provide information to, or enter into any agreement or understanding with any other person or entity with respect to an acquisition of all or part of the stock of Technetics or of Technetics' business or material assets; or (ii) disclose the material terms or contents hereof.

     (b) Sellers shall provide, and cause Technetics to provide, Buyer with immediate written notice of any offers or proposals of which they become aware to purchase the stock or assets, or to discuss or to negotiate the purchase of the stock or assets, of Technetics and shall refrain from responding affirmatively to any such offers or proposals.

     (c) If Sellers breach the provisions in Section 6.4(a) or 6.4(b) hereof, then Sellers shall pay to Buyer $50,000 cash and will reimburse Buyer for all out-of-pocket expenses incurred by Buyer related to the Acquisition.

     6.6 Covenant Not to Compete. Each Seller agrees that for a period of five (5) years after the Closing Date, he or she shall not, directly or indirectly, engage in electronic manufacturing services within a 250 mile radius of San Diego, California, unless such activity is being conducted as an employee of Technetics or of one of the Buyer's other operating subsidiaries.

     6.7 Best Efforts. Subject to the terms and conditions herein provided, each Seller agrees to use his or her best efforts to take or cause to be taken all such actions necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in
Article VII and to consummate the transactions contemplated by this Agreement, including, without limitation, the execution of any additional documents necessary to consummate the transactions contemplated hereby.



                                ARTICLE VII

              CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligation of the Buyer to consummate the transaction contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived in whole or in part by the Buyer:

     7.1  Tender by Non-Party Shareholders.   Buyer shall have received
tenders of the shares of Technetics shareholders Jerg B. Jergenson, Salim Khalfan, Ed Reinhorn and Richard A. Keplinger, together with instruments of transfer for sale of their shares to Buyer at $2.78 per share, together with such documentation as Sellers shall reasonably require in order to permit such shareholders to take full payment for their shares in cash.

     7.2 Due Diligence Results. Buyer's due diligence investigation shall have been completed to the satisfaction of Buyer, and the results of such investigation shall be reasonably satisfactory to Buyer.

     7.3 Accuracy of Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement or in any certificate or other written instrument delivered to the Buyer pursuant hereto or in connection with the transaction contemplated hereby shall, when made and at and as of the Closing, be true and correct in all material respects.

     7.4 Performance by Sellers. The Sellers shall have duly performed and complied with all terms, agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or the Closing.

     7.5 Sellers' Closing Deliveries. In addition to any other documents required by this Agreement to be delivered by Sellers to Buyer at or before the Closing, Sellers shall have delivered, or caused to be delivered, to Buyer at or prior to the Closing each of the following:

     (a)  A copy of Technetics' facility lease as amended pursuant to
Section 6.4 hereof.

     (b) a certificate, dated the Closing Date, to the effect that the Sellers have duly performed and complied with the conditions set forth in Sections 7.3 and 7.4 hereof.

     (c) a certified copy of Technetics' articles of incorporation and a certificate of good standing issued by the State of California, dated no more than sixty (60) days prior to the Closing Date;

     (d) copy of the bylaws of Technetics which shall be certified to be accurate, complete and as in effect as of the Closing Date by the Secretary of Technetics;

     (e)  the minute and stock records and corporate seal of Technetics;

     (f) certified resolutions of the Board of Directors of Technetics ratifying and confirming the outstanding capital stock of Technetics and attesting that such shares are fully paid and nonassessable;

     (g) a certified resolution of the Board of Directors of Technetics terminating the Technetics, Inc. 401(k) Plan;

     (h)  signed resignations of the incumbent directors of Technetics;

     (i)  a costed list of excess inventory parts for Lambda pursuant to
Section 1.4(c) hereof; and

     (j) a statement regarding the status of corrective actions taken for the non-compliant conditions noted in the County of San Diego
Compliance Inspection Report dated June 16, 1998, to the reasonable satisfaction of Buyer.

     7.6 Legal Opinion. Counsel for Technetics shall have delivered to Buyer its opinion dated the Closing Date, in form and substance reasonably satisfactory to Buyer and addressing the matters covered in Sections 3.1, 3.3, 4.1, 4.2, and 4.25 of this Agreement.

     7.7 Governmental Consents and Approvals. All necessary and appropriate governmental consents, approvals and filings shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

     7.8 Release of Security by Bank. Rancho Sante Fe National Bank (the "Bank") shall have agreed in writing to unconditionally release as security, under any existing loan agreement of Bank, Technetics' accounts receivable, inventory and other collateral not contemplated in the SBA Loan agreement or any other loan agreement of Bank.


                                ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

     The obligation of the Sellers to consummate the transaction contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Sellers:

     8.1 Due Diligence Results. Sellers' due diligence investigation into the financial condition of Buyer shall have been completed to the reasonable satisfaction of Sellers not later than January 19, 1999.

     8.2 Accuracy of Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement or in any certificate or other written instrument delivered to the Sellers pursuant hereto or in connection with the transaction contemplated hereby shall, when made and at and as of the Closing, be true and correct in all material respects.

     8.3 Performance by Buyer. The Buyer shall have duly performed and complied with all terms, agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     8.4 Indemnification for Personal Guarantees. The Buyer shall have entered into a separate agreement with the guarantors of Technetics' debt or credit facilities on or before the Closing Date in the form attached hereto as Exhibit 8.4 to defend and indemnify such individuals from any and all claims asserted by a creditor of Technetics against the guarantors pursuant to any such personal guarantees which cannot be eliminated through the best efforts of Buyer.

     8.5 Sellers' Closing Deliveries. In addition to any other documents required by this Agreement to be delivered by Buyer to Sellers at or before the Closing, Buyer shall have delivered, or caused to be delivered, to Sellers at or prior to the Closing each of the following:

     (a) a certificate, dated the Closing Date, to the effect that the Buyer has duly performed and complied with the conditions set forth in Sections 8.2 and 8.3 hereof; and

     (b) a certified copy of the resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement.



                               ARTICLE IX

                               TERMINATION

     9.1  Termination.

     (a)  This Agreement may be terminated in the following manner:
          (i)  By mutual consent of the Buyer and the Sellers; or
         (ii) By the Buyer or the Sellers after January 31, 1999 if the Closing shall not have occurred and shall not have been extended by mutual consent.

     (b) Termination of this Agreement pursuant to Section 9.1(a) will not terminate the provisions of Section 5.3(a) or Section 6.5(c) hereof.



                                ARTICLE X

                            INDEMNIFICATION

     10.1 Indemnification by Sellers. Sellers shall indemnify and hold harmless the Buyer from and against any and all losses, liabilities, damages, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel and other professional advisors) suffered or incurred by the Buyer arising out of or resulting from the breach by the Sellers of any representation, warranty or covenant made by the Sellers in this Agreement. In addition, Sellers shall promptly pay, perform or discharge all liabilities or other obligations relating to income taxes, payroll taxes, Environmental Laws or the deferred compensation claim asserted by former Technetics employee David Chandler, arising out of events or circumstances occurring or in existence prior to the Closing Date, to the extent such liabilities or obligations are not fully reflected on the Closing Balance Sheet, or shall reimburse Buyer or Technetics for the amount of any such liability or other obligation paid, performed or discharged by the Buyer or Technetics. Notwithstanding any other provision of this Agreement, Sellers shall not be required to indemnify Buyer or to satisfy liabilities or other obligations of Technetics except to the extent such liabilities or obligations in the aggregate exceed $20,000 (twenty thousand dollars). Any amounts due by Sellers to Buyer pursuant to the indemnification provisions of this Section 10.1 may, at the option of Buyer, be collected by offsetting such amounts against any amounts owed on the Secured Notes or the Adjusted Secured Notes, as applicable, or any other amounts owed by Buyer to Sellers.

     10.2 Indemnification by the Buyer. The Buyer agrees to indemnify and hold harmless the Sellers from and against any and all losses suffered or incurred by the Sellers arising out of or resulting from a breach by the Buyer of any representation, warranty or covenant made by the Buyer in this Agreement.


                               ARTICLE XI

                              MISCELLANEOUS

     11.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified or registered mail, postage prepaid, return receipt requested, or by facsimile (immediately followed by telephone confirmation of delivery with the intended recipient), addressed as follows:

     If to the Buyer:   SMTEK INTERNATIONAL, INC.
                        Attention:  Richard K. Vitelle
                        2151 Anchor Court
                        Thousand Oaks, California  91320

                        Fax:  (805) 376-9015

     If to the Sellers: Marshall Lewis, Esq.
                        Lewis, Hoxie & Spear, A.P.L.C.
                        4330 La Jolla Village Drive, #330
                        San Diego, California  92122-6203

                        Fax:  (619) 535-0763

     11.2 Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.

     11.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     11.4 Judicial Proceedings. Any judicial proceedings brought by the Buyer against the Sellers with respect to this Agreement must be brought in a court of competent jurisdiction in the County of San Diego in the State of California. Similarly, any judicial proceedings brought by the Sellers against the Buyer shall be brought in a court of competent jurisdiction in the County of Ventura in the State of California. By execution and delivery of this Agreement each of the parties hereto accepts unconditionally the jurisdiction of said courts and waives any objection it may now or hereinafter have as to the venue of such action or proceeding in such courts.

     11.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     11.6 Publicity. Sellers and the Buyer agree that press releases and other announcements to be made by any of them with respect to the Acquisition shall be subject to mutual agreement; provided, however, that in the event Technetics, the Sellers or the Buyer are required by law or regulation to make any such announcement, then in order to comply with applicable law or regulation, Technetics, the Sellers, or the Buyer, as the case may be, shall use its best efforts to give the other parties an opportunity to comment prior to such release, but in the event prior review is impracticable, such party may make such announcement without the consent of the other parties.

     11.7 Entire Agreement; Modification; Waiver. This Agreement, the Disclosure Schedule and the Exhibits hereto contain the entire agreement among the parties hereto with respect to the transaction contemplated herein and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     11.8  Survival of Representations.

     (a) The representations and warranties in this Agreement shall terminate upon the Closing, with the effect that neither Buyer nor Sellers will have any recourse against the other on account of any alleged breach of any representation or warranty, except as otherwise set forth in this Section 11.8.

     (b) The representations and warranties set forth in Articles II, III, IV and in paragraphs 7.3 and 8.2 shall survive the Closing.

     11.9 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     11.10 Payment of Expenses. Each of the parties shall pay all fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

     11.11 Approval by Directors. The Board of Directors of the Buyer has approved this Agreement by a proper corporate resolution.




     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed and delivered as of the date first above written.


THE BUYER:

SMTEK INTERNATIONAL, INC.

     /s/Richard K. Vitelle
By:  ----------------------------
         Richard K. Vitelle
          Vice President and CFO


THE SELLERS:                                          Number of Shares


/s/Tazuko Tajima, as Trustee                            138,750
---------------------------------
Tazuko Tajima, Trustee of Trust "B"
  of the Tajima Family Trust


/s/Tazuko Tajima, as Trustee                             15,150
---------------------------------
Tazuko Tajima, Trustee of the Tajima
  Children's Trust dtd 11/5/96 FBO Robert
  George Tajima


/s/Tazuko Tajima, as Trustee                             15,150
---------------------------------
Tazuko Tajima, Trustee of the Tajima
  Children's Trust dtd 11/5/96 FBO Carol
  Rae Jergenson


/s/Tazuko Tajima, as Trustee                             15,150
---------------------------------
Tazuko Tajima, Trustee of the Tajima
  Children's Trust dtd 11/5/96 FBO David
  Masumi Tajima


/s/Tazuko Tajima, as Trustee                              2,000
---------------------------------
Tazuko Tajima, Trustee of the Tajima
  Children's Trust dtd 11/5/96 FBO for
  Toshi Ann Tajima


/s/Tazuko Tajima, as Trustee                              2,000
---------------------------------
Tazuko Tajima, Trustee of the Tajima
  Children's Trust dtd 11/5/96 FBO for
  Kelli Lynn Tajima


/s/Tazuko Tajima, as Trustee                              2,000
---------------------------------
Tazuko Tajima, Trustee of the Tajima
  Children's Trust dtd 11/5/96 FBO for
  Allison Renee Tajima


/s/Tazuko Tajima, as Trustee                              2,000
---------------------------------
Tazuko Tajima, Trustee of the Tajima
  Children's Trust dtd 11/5/96 FBO for
  Bodhi Montgomery


/s/David M. Tajima                                        1,000
---------------------------------
David M. Tajima, Custodian for Toshi Ann
  Tajima, Calif. UGMA


/s/David Masumi Tajima                                    1,000
---------------------------------
David Masumi Tajima, Custodian for Kelli
  Lynn Tajima, Calif. UGMA


/s/David Masumi Tajima                                    1,000
---------------------------------
David Masumi Tajima, Custodian for
  Allison Renee Tajima, Calif. UGMA


/s/Robert G. Tajima                                       1,000
---------------------------------
Robert George Tajima


/s/Carol R. Jergenson                                     1,000
---------------------------------
Carol Rae Jergenson


/s/David M. Tajima                                        1,000
---------------------------------
David Masumi Tajima

                                                             EXHIBIT 1.2

                    FORM OF SECURED PROMISSORY NOTE

NEITHER THIS NOTE, NOR THE SECURITIES BY WHICH THIS NOTE HAS BEEN SECURED, HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSIONER OR AUTHORITY. NEITHER THIS NOTE NOR SUCH SECURITIES MAY BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATIONS REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                         SECURED, FULL RECOURSE,
                             NON-NEGOTIABLE
                             PROMISSORY NOTE

San Diego, California
January 27, 1999                       $____________________________



     FOR VALUE RECEIVED, SMTEK INTERNATIONAL, INC., a Delaware corporation ("SMTEK") hereby promises to pay to ______________________ ("Holder EXHIBIT 1.2A


                          STOCK PLEDGE AGREEMENT

     THIS AGREEMENT made and entered into as of this ______ day of January, 1999 by and between SMTEK INTERNATIONAL, INC., a Delaware corporation (the "'Pledgor"') and Carol Jergenson, as Agent pursuant to Agency Agreement dated January 15, 1999 (the "'Secured Party"').

                               WITNESSETH:

     WHEREAS, Pledgor has given Secured Party promissory notes dated January _______, 1999 in the aggregate principal amount of $150,000.00 (the "'Notes"'); and

     WHEREAS, Pledgor owns one-hundred percent (100%) of the currently outstanding stock of Technetics, Inc., a California corporation (the "'Company"'); and

     WHEREAS, Pledgor wishes to grant further security and assurance to Secured Party in order to secure performance of the Notes and to that effect has agreed to pledge to Secured Party all of its right, title and interest in and to some of the shares of the Common Stock of the Company owned by Pledgor.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

     1.  Pledge of Shares.   As security for the full payment of the
Notes, the Pledgor hereby delivers, pledges and assigns to Secured Party and creates a security interest in all of its right, title and interest in and to _____________________ Shares of the Common Stock of the Company that Pledgor owns (the "'Pledged Shares"'). A stock certificate (certificate number __________) for the Pledged Shares is being delivered to Secured Party (or its agent) simultaneously herewith. Secured Party (or its agent) shall maintain possession and custody of the certificate representing the Pledged Shares until this Pledge Agreement is terminated.

     2.  Inducing Representations of Pledgor.   Pledgor represents and
warrants to Secured Party that Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Shares and such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, and that Pledgor has good and lawful right and authority to execute the pledge provided for herein and to pledge the Pledged Shares to Secured Party.

     3. Administration of Security. The following provisions shall govern the administration of the Pledged Shares:

           (a) So long as no Event of Default has occurred and is continuing (as used herein, "'Event of Default"' shall mean the occurrence of any default under the Notes, or the failure of Pledgor to satisfy any obligation under this Pledge Agreement), Pledgor shall be entitled to vote or consent with respect to the Pledged Shares in any manner not inconsistent with this Pledge Agreement.

           (b) Pledgor shall not permit the Company to issue any additional shares or to merge or reorganize or to make any distribution to Pledgor with respect to the Pledged Shares without the written consent of the Secured Party, which consent shall not be unreasonably withheld. Pledgor shall deal with the Company directly and indirectly in all transactions with a view to every transaction being the equivalent of an arms' length transaction between independent parties. Pledgor shall provide Secured Party within 30 days after the close of each month an unaudited statement of income and expense of the Company. In addition, if Pledgor ceases to be a public reporting company during the term of this Agreement, then Pledgor will provide Secured Party with unaudited consolidated financial statements of Pledgor on a quarterly basis within 45 days of the end of each calendar quarter.

           (c) In the event that, during the term of this Pledge Agreement, the Company effects a stock dividend or stock split increasing the number of common shares outstanding, Pledgor shall deliver to Secured Party a stock certificate evidencing the new shares issued with respect to the Pledged Shares as a result of the stock dividend or stock split, which shares will thereby become part of the Pledged Shares.

           (d) Subject to any sale by Secured Party or other disposition by Secured Party of the Pledged Shares, the Pledged Shares shall be returned to Pledgor upon full payment, satisfaction and termination of the Notes.

     4. Remedies. Upon the occurrence of any Event of Default, the Secured Party may, on thirty (30) days' prior written notice to the Pledgor, sell all the Pledged Shares in the manner and for the price that the Secured Party may determine at either public or private sale. At any bona fide public or private sale the Secured Party shall be free to purchase all or any part of the Pledged Shares. In the event that Secured Party purchases the shares at a private sale, the minimum bid by the Secured Party shall be the then outstanding aggregate balance of principal and interest on the Notes. Out of the proceeds of any sale the Secured Party may retain an amount equal to the principal and interest then due on the Notes, plus the amount of the expenses of the sale, and shall pay any balance of the proceeds to the Pledgor. If the proceeds of the sale are insufficient to cover the outstanding principal and interest on the Notes plus expenses of the sale, the Pledgor shall remain liable to the Secured Party for any deficiency.

     5.  General Provisions.

           (a) Any notice required to be given or made to a party hereunder must be in writing and delivered in person or sent by first class mail or express delivery to the address of each party appearing below its signature hereto. Addresses for notice purposes may be changed by giving a notice of the new address.

           (b) No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of Pledgor herein contained shall survive the date hereof.

           (c) Neither this Pledge Agreement nor the provisions hereof can be changed, waived or terminated except in writing signed by both parties.

           (d) This Pledge Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, legal representatives and assigns.

           (e) This Pledge Agreement may be executed in two or more counterparts and shall be governed by, and construed in accordance with, the internal laws of the State of California.

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

SMTEK INTERNATIONAL, INC.


By:__________________________________________
      Gregory L. Horton, President & CEO
      2151 Anchor Court
      Thousand Oaks, California  91320




      SECURED PARTY:
      _______________________________________
      Carol Jergenson, as Agent pursuant to Agency
         Agreement dated January 15, 1999
      6307 La Pintura Drive
      La Jolla, California  92037

      with copy to:
        Marshall A. Lewis, Esq.
        Lewis, Hoxie & Spear, APLC
        4330 La Jolla Village Drive, Suite 330
        San Diego, California  92122-6203

                                                          EXHIBIT 1.2A


                          STOCK PLEDGE AGREEMENT

     THIS AGREEMENT made and entered into as of this ______ day of January, 1999 by and between SMTEK INTERNATIONAL, INC., a Delaware corporation (the "'Pledgor"') and Carol Jergenson, as Agent pursuant to Agency Agreement dated January 15, 1999 (the "'Secured Party"').

                               WITNESSETH:

     WHEREAS, Pledgor has given Secured Party promissory notes dated January _______, 1999 in the aggregate principal amount of $150,000.00 (the "'Notes"'); and

     WHEREAS, Pledgor owns one-hundred percent (100%) of the currently outstanding stock of Technetics, Inc., a California corporation (the "'Company"'); and

     WHEREAS, Pledgor wishes to grant further security and assurance to Secured Party in order to secure performance of the Notes and to that effect has agreed to pledge to Secured Party all of its right, title and interest in and to some of the shares of the Common Stock of the Company owned by Pledgor.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

     1.  Pledge of Shares.   As security for the full payment of the
Notes, the Pledgor hereby delivers, pledges and assigns to Secured Party and creates a security interest in all of its right, title and interest in and to _____________________ Shares of the Common Stock of the Company that Pledgor owns (the "'Pledged Shares"'). A stock certificate (certificate number __________) for the Pledged Shares is being delivered to Secured Party (or its agent) simultaneously herewith. Secured Party (or its agent) shall maintain possession and custody of the certificate representing the Pledged Shares until this Pledge Agreement is terminated.

     2.  Inducing Representations of Pledgor.   Pledgor represents and
warrants to Secured Party that Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Shares and such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, and that Pledgor has good and lawful right and authority to execute the pledge provided for herein and to pledge the Pledged Shares to Secured Party.

     3. Administration of Security. The following provisions shall govern the administration of the Pledged Shares:

           (a) So long as no Event of Default has occurred and is continuing (as used herein, "'Event of Default"' shall mean the occurrence of any default under the Notes, or the failure of Pledgor to satisfy any obligation under this Pledge Agreement), Pledgor shall be entitled to vote or consent with respect to the Pledged Shares in any manner not inconsistent with this Pledge Agreement.

           (b) Pledgor shall not permit the Company to issue any additional shares or to merge or reorganize or to make any distribution to Pledgor with respect to the Pledged Shares without the written consent of the Secured Party, which consent shall not be unreasonably withheld. Pledgor shall deal with the Company directly and indirectly in all transactions with a view to every transaction being the equivalent of an arms' length transaction between independent parties. Pledgor shall provide Secured Party within 30 days after the close of each month an unaudited statement of income and expense of the Company. In addition, if Pledgor ceases to be a public reporting company during the term of this Agreement, then Pledgor will provide Secured Party with unaudited consolidated financial statements of Pledgor on a quarterly basis within 45 days of the end of each calendar quarter.

           (c) In the event that, during the term of this Pledge Agreement, the Company effects a stock dividend or stock split increasing the number of common shares outstanding, Pledgor shall deliver to Secured Party a stock certificate evidencing the new shares issued with respect to the Pledged Shares as a result of the stock dividend or stock split, which shares will thereby become part of the Pledged Shares.

           (d) Subject to any sale by Secured Party or other disposition by Secured Party of the Pledged Shares, the Pledged Shares shall be returned to Pledgor upon full payment, satisfaction and termination of the Notes.

     4. Remedies. Upon the occurrence of any Event of Default, the Secured Party may, on thirty (30) days' prior written notice to the Pledgor, sell all the Pledged Shares in the manner and for the price that the Secured Party may determine at either public or private sale. At any bona fide public or private sale the Secured Party shall be free to purchase all or any part of the Pledged Shares. In the event that Secured Party purchases the shares at a private sale, the minimum bid by the Secured Party shall be the then outstanding aggregate balance of principal and interest on the Notes. Out of the proceeds of any sale the Secured Party may retain an amount equal to the principal and interest then due on the Notes, plus the amount of the expenses of the sale, and shall pay any balance of the proceeds to the Pledgor. If the proceeds of the sale are insufficient to cover the outstanding principal and interest on the Notes plus expenses of the sale, the Pledgor shall remain liable to the Secured Party for any deficiency.

     5.  General Provisions.

           (a) Any notice required to be given or made to a party hereunder must be in writing and delivered in person or sent by first class mail or express delivery to the address of each party appearing below its signature hereto. Addresses for notice purposes may be changed by giving a notice of the new address.

           (b) No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of Pledgor herein contained shall survive the date hereof.

           (c) Neither this Pledge Agreement nor the provisions hereof can be changed, waived or terminated except in writing signed by both parties.

           (d) This Pledge Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, legal representatives and assigns.

           (e) This Pledge Agreement may be executed in two or more counterparts and shall be governed by, and construed in accordance with, the internal laws of the State of California.

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

SMTEK INTERNATIONAL, INC.


By:__________________________________________
      Gregory L. Horton, President & CEO
      2151 Anchor Court
      Thousand Oaks, California  91320




      SECURED PARTY:
      _______________________________________
      Carol Jergenson, as Agent pursuant to Agency
         Agreement dated January 15, 1999
      6307 La Pintura Drive
      La Jolla, California  92037

      with copy to:
        Marshall A. Lewis, Esq.
        Lewis, Hoxie & Spear, APLC
        4330 La Jolla Village Drive, Suite 330
        San Diego, California  92122-6203

                                                            EXHIBIT 8.4

                        INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made and entered into this _____ day of January, 1999 by and between SMTEK INTERNATIONAL, INC., a Delaware corporation ("SMTEK") and the other parties hereto (individually referred to herein as a "Guarantor" and collectively referred to herein as the "Guarantors").

                               WITNESSETH:

     WHEREAS, the Guarantors have personally guaranteed certain debts of Technetics, Inc., a California corporation ("Technetics"), pursuant to the guarantees that are listed in the attached Exhibit A (individually referred to herein as a "Technetics Guaranty" and collectively referred to herein as the "Technetics Guarantees"); and

     WHEREAS, the Guarantors have sold all of their shares of capital stock of Technetics to SMTEK and no longer desire to be responsible for any debts of Technetics; and

     WHEREAS, SMTEK has agreed to use its best efforts to promptly arrange to have Guarantors released from their obligations under the Technetics Guaranties, including the release of collateral which the Guarantors have provided to secure such Technetics Guaranties and has agreed to personally indemnify the Guarantors from any loss, damage or liability they may incur as a result of any and all claims asserted by a creditor of Technetics against a Guarantor pursuant to a Technetics Guaranty.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereto agree as follows:

     1. Indemnification of the Guarantors. SMTEK agrees that, subject to the terms and conditions herein contained, it will indemnify each Guarantor and its successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any and all claims made by a creditor of Technetics against a Guarantor pursuant to a Technetics Guaranty and will reimburse the Guarantor for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action. The reimbursement required by this Agreement shall be made by periodic payment during the course of the investigation or defense, as and when bills are received.

     2. Notice by Indemnified Party. Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to SMTEK promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit SMTEK (at its expense) to assume the defense of any claim or litigation resulting therefrom, provided that counsel for SMTEK, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party and the Indemnified Party may participate in such defense at such party's expense.

     3.  Settlement of Indemnified Claims.

          (a) If settled without its consent, which shall not be unreasonably withheld, SMTEK shall not be liable for any settlement of any action brought or claim made against an Indemnified Party, in respect of which indemnity may be sought against SMTEK, but if settled with the consent of SMTEK or without its consent when unreasonably withheld, or if there shall be a final judgment, order or decree for the plaintiff in any such action, SMTEK agrees to indemnify and hold harmless each Indemnified
Party from and against any loss or liability by reason of such settlement, judgment, order or decree.

          (b) In the defense of any such claim or litigation SMTEK shall not, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the claimant or plaintiff giving to such Indemnified Party a release from all liability in respect to such claim or litigation.

     4. Termination. This Agreement shall terminate with respect to a particular Guarantor when all Technetics Guarantees on which that Guarantor is liable have been terminated or expired; provided, however, that the termination with respect to a Guarantor does not prevent the revival of such obligation by SMTEK to such Guarantor if such Guarantor becomes the successor in interest to the un-terminated indemnification obligation of SMTEK to another Guarantor by assignment or inheritance.

     5. Notices. All notices, requests, consents and other communications herein shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or personally delivered, to the address set forth below each party's signature hereto or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties concerned.

     6. Modifications, Waiver. No modification or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless in writing and signed by the parties concerned.

     7.  Entire Agreement.  This Agreement and the Stock Purchase
Agreement dated January [ ], 1999 among the parties hereto and others, contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all negotiations, agreements and representations, whether in writing or oral, prior to the date hereof.


     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

SMTEK INTERNATIONAL, INC.

By:________________________________
Gregory L. Horton, President & CEO
2151 Anchor Court
Thousand Oaks, CA  91320



GUARANTORS:



___________________________________
Tazuko Tajima
6307 La Pintura Drive
La Jolla, California  92037

With copy to:
  Marshall A. Lewis, Esq.
  Lewis, Hoxie & Spear, APLC
  4330 La Jolla Village Drive, Suite 330
  San Diego, California  92122-6203



___________________________________
Tazuko Tajima, Trustee of the Tajima
  Family Trust Dated November 5, 1996
6307 La Pintura Drive
La Jolla, California  92037

With copy to:
  Marshall A. Lewis, Esq.
  Lewis, Hoxie & Spear, APLC
  4330 La Jolla Village Drive, Suite 330
  San Diego, California  92122-6203





____________________________________
Carol Jergenson
6307 La Pintura Drive
La Jolla, California  92037

With copy to:
  Marshall A. Lewis, Esq.
  Lewis, Hoxie & Spear, APLC
  4330 La Jolla Village Drive, Suite 330
  San Diego, California  92122-6203



____________________________________
Estate of George K. Tajima
6307 La Pintura Drive
La Jolla, California  92037

With copy to:
  Marshall A. Lewis, Esq.
  Lewis, Hoxie & Spear, APLC
  4330 La Jolla Village Drive, Suite 330
  San Diego, California  92122-6203